UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 13, 2006

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On November 17, 2006 (the “Distribution Date”), Verizon Communications Inc. (“Verizon”) spun off the companies that comprised its domestic print and Internet yellow pages directories publishing operations. In connection with the spin-off, Verizon transferred to Idearc Inc. (“Idearc”) all of its ownership interest in Idearc Information Services LLC and other assets, liabilities, businesses and employees primarily related to Verizon’s domestic print and Internet yellow pages directories publishing operations (the “Contribution”). The spin-off was completed by making a pro rata distribution to Verizon’s shareholders of all of the outstanding shares of common stock of Idearc.

In connection with the spin-off, on the Distribution Date, and in consideration for the Contribution, Idearc (1) issued to Verizon additional shares of Idearc common stock, (2) issued to Verizon $2.85 billion aggregate principal amount of Idearc’s 8% senior notes due 2016 and $4.3 billion aggregate principal amount of loans under Idearc’s tranche B term loan facility (collectively, the “Idearc Debt Obligations”) and (3) transferred to Verizon approximately $2.4 billion in cash from cash on hand, from the proceeds of loans under Idearc’s tranche A term loan facility and from the proceeds of the remaining portion of the loans under Idearc’s tranche B term loan facility.

In addition, in connection with the spin-off, Verizon entered into the agreements described below.

Distribution Agreement

On November 13, 2006, Verizon entered into a distribution agreement with Idearc, which contains the key provisions relating to the separation of Idearc from Verizon and the distribution of Idearc common stock. The distribution agreement identifies the assets to be transferred, liabilities to be assumed and contracts to be assigned to Idearc by Verizon and by Idearc to Verizon in the separation and describes when and how these transfers, assumptions and assignments occur. The Contribution is made on an “as is,” “where is” basis without any representations or warranties, and Idearc bears the economic and legal risks that the conveyance is insufficient to vest good and marketable title, free and clear of any lien or other security interest, that any necessary consents or approval were not obtained, and that requirements of laws or judgments were not complied with. A copy of the distribution agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference into this Item 1.01.

Exchange Agreements

On November 13, 2006, Verizon entered into (1) an Exchange Agreement with Idearc (with respect to certain sections thereof) and J.P. Morgan Ventures Corporation and (2) an Exchange Agreement with Idearc (with respect to certain sections thereof) and

Bear, Stearns & Co. Inc. (together with J.P. Morgan Ventures Corporation, the “Investment Entities”) (collectively, the “Exchange Agreements”). Pursuant to the Exchange Agreements, Verizon transferred to the Investment Entities the Idearc Debt Obligations in exchange (the “Exchange”) for certain debt obligations of Verizon held by the Investment Entities. A copy of each Exchange Agreement is attached hereto as Exhibit 10.2 and 10.3, and each is incorporated herein by reference into this Item 1.01.

The Exchange was consummated on November 17, 2006.

Item 8.01 Other Events

Attached as Exhibit 99.1 is a press release, dated November 17, 2006, issued by Verizon related to Verizon’s announcement that the spin-off of Idearc to shareholders of Verizon was completed on November 17, 2006.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Distribution Agreement, dated November 13, 2006, between Verizon Communications Inc. and Idearc Inc.

Exhibit 10.2	Exchange Agreement, dated November 13, 2006, among Verizon Communications Inc., Idearc Inc. (with respect to certain sections thereof) and J.P. Morgan Ventures Corporation.

Exhibit 10.3	Exchange Agreement, dated November 13, 2006, among Verizon Communications Inc., Idearc Inc. (with respect to certain sections thereof) and Bear, Stearns & Co. Inc.

Exhibit 99.1	Press release, dated November 17, 2006, issued by Verizon Communications Inc. (“Verizon”) related to the completion of the spin-off of Verizon’s domestic print and Internet yellow pages directories publishing operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERIZON COMMUNICATIONS INC.

By:	/s/ Marianne Drost
Name:	Marianne Drost
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: November 17, 2006

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Distribution Agreement, dated November 13, 2006, between Verizon Communications Inc. and Idearc Inc.

Exhibit 10.2	Exchange Agreement, dated November 13, 2006, among Verizon Communications Inc., Idearc Inc. (with respect to certain sections thereof) and J.P. Morgan Ventures Corporation.

Exhibit 10.3	Exchange Agreement, dated November 13, 2006, among Verizon Communications Inc., Idearc Inc. (with respect to certain sections thereof) and Bear, Stearns & Co. Inc.

Exhibit 99.1	Press release, dated November 17, 2006, issued by Verizon Communications Inc. (“Verizon”) related to the completion of the spin-off of Verizon’s domestic print and Internet yellow pages directories publishing operations.